UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 16, 2010
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
910 East Hamilton Avenue
Campbell, California 95008
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (408) 558-3700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     Move, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 16, 2010. For more information on the following proposals, see the Company’s proxy statement dated April 28, 2010.
•	The following six (6) nominees to the Board of Directors were elected, by a plurality of the votes cast, for a one-year term, with the specific voting results being as follows:*

			BROKER
DIRECTOR	FOR	WITHHELD	NON-VOTES
Joe F. Hanauer	95,721,041	52,620,348	17,113,770
Steven H. Berkowitz	127,593,822	20,747,567	17,113,770
Kenneth K. Klein	127,622,944	20,718,445	17,113,770
Geraldine B. Laybourne	127,752,539	20,588,850	17,113,770
V. Paul Unruh	127,753,645	20,587,744	17,113,770
Bruce G. Willison	95,718,480	52,622,909	17,113,770
*	Includes the voting, on an as-converted basis, of 27,696,192 shares by the holders of the Company’s Series B preferred stock.
•	The appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2010, was ratified by a majority of the votes cast at the meeting, with the specific voting results being as follows:**

FOR	165,284,765
AGAINST	138,132
ABSTAIN	32,261
**	Includes the voting, on an as-converted basis, of 27,696,192 shares by the holders of the Company’s Series B preferred stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: June 21, 2010	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General Counsel and Secretary